EXHIBIT 10.3

AMENDMENT NUMBER 2 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NUMBER 2 TO SECURITIES PURCHASE

AGREEMENT (the “Amendment No 2”) is made and entered into as of May 23, 2019 (the “Effective Date”), by and between INmune Bio Inc., a Nevada corporation (the “Company”) and Raymond J. Tesi (“Purchaser”).

WHEREAS, as the Company and the Purchaser entered into an Amendment (the “Amendment”), dated May 16, 2019, to the Securities Purchase Agreement (“Securities Purchase Agreement”), dated May 2, 2019, between the Company and the Purchaser;

WHEREAS, the Company and the Purchaser are entering into this Amendment No. 2 to correct the reference in the Amendment to the date of the Securities Purchase Agreement to reflect that the date of the Securities Purchase Agreement is May 2, 2019;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment.

The first Whereas of the Amendment is amended and restated as follows:

WHEREAS, the Company and Purchaser entered into that certain Securities Purchase Agreement, dated May 2, 2019 (the “Agreement”) pursuant to which Company agreed to sell and Purchaser agreed to buy eleven thousand one hundred (11,100) shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $9.00 per share;

2. Effect of Amendment. Except as modified and amended by this Amendment No. 2, the Amendment, is hereby ratified, confirmed and approved, and shall continue in full force and effect.

3. General Provisions. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment No. 2, the Amendment and the Agreement (and any exhibits and schedules thereto and certificates delivered thereunder) set forth the entire understanding among the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof among the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the Effective Date.

INMUNE BIO INC.

By:	/s/ David Moss
CFO

PURCHASER:

By:	/s/ Raymond J. Tessi
Raymond J. Tesi